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Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Name                                         State or jurisdiction of incorporation
----                                         --------------------------------------
Picor Corporation                            Delaware, USA
VLT, Inc.                                    California, USA
Vicor GmbH                                   Germany
VICR Securities Corporation                  Massachusetts, USA
Vicor France SARL                            France
Vicor Italy SRL                              Italy
Vicor Hong Kong Ltd.                         Hong Kong
Vicor U.K. Ltd.                              United Kingdom
Vicor B.V.                                   Netherlands
Vicor Japan Company, Ltd.                    Japan
Vicor Development Corporation                Delaware, USA
   Aegis Power Systems, Inc.                 Delaware, USA
   Mission Power Systems, Inc.               Delaware, USA
   Northwest Power Integration, Inc.         Delaware, USA
   Converpower Corporation                   Delaware, USA
   Freedom Power Systems, Inc.               Delaware, USA